EXHIBIT-99.B

         Bay State Gas Company

         A consolidating statement of income and surplus of the claimant and its subsidiary companies for the last calendar year, together with a consolidating balance sheet of claimant and its subsidiary companies as of the close of such calendar year.

         The consolidating statements of income and consolidating balance sheets are attached hereto as Exhibit 99.1.

         The above named claimant has caused this statement to be duly executed on behalf by its authorized officer on this 16th day of June, 2000.

                                                   BAY STATE GAS COMPANY
                                            ------------------------------------
                                                     (Name of Claimant)


                                            By /s/ Thomas W. Sherman
                                            ------------------------------------
                                                Executive Vice President, and
                                                   Chief Financial Officer

         CORPORATE SEAL

                                            By /s/ Scott MacDonald
                                            ------------------------------------
                                            Vice President, Finance and Strategy


         Attest:
          ------------------------------
         /s/  William D. MacGillivray

          ------------------------------
                Assistant Clerk

         Name, title and address of officer to whom notices and correspondence concerning this statement should be addressed:

                     Thomas W. Sherman, Executive Vice President,
                     Treasurer and Chief Financial Officer
                     Bay State Gas Company
                     300 Friberg Parkway
                     Westborough, Massachusetts 01581-5039






                                                             SCHEDULE A

                                                        BAY STATE GAS COMPANY

                                                     PROPANE AIR GAS FACILITIES



                                                                        Storage                         Vaporization
                           Location                                    Capacity                          Capability
                          -----------                                -----------                        -----------
                                                                        MMBtu                            MMBtu/day


         BAY
         STATE:

                     Brockton                                             79,592                             30,000
                     Taunton                                              32,427                             11,980
                     West Medway                                          20,427                              5,273
                     West Springfield                                     79,265                             24,699
                     East Longmeadow                                      59,450                             13,414
                     Northampton                                          24,544                             11,740
                     Lawrence                                             24,544                             21,088
                                                                         -------                            -------
                   Total Bay State                                       320,249                            118,194

                     Portsmouth                                            9,908                              4,080
                     Portland                                             16,761                             10,000
                                                                         -------                            -------
                   Total Northern                                         26,669                             14,080
                                                                         -------                            -------
               Grand Total                                               346,918                            132,274
                                                                        ========                           ========



                                                            SCHEDULE B

                                                      BAY STATE GAS COMPANY

                                                          LNG FACILITIES

                                                               Storage                Vaporization             Liquefaction
                       Location                               Capacity                 Capability               Capability
                     -----------                            -----------               -----------              -----------
                                                                MMBtu                  MMBtu/day                MMBtu/day

          BAY
          STATE:

                    Ludlow                                    1,020,000                    55,000                   10,000
                    Easton                                      800,000                    50,000                        -
                    Marshfield                                    8,000                    12,000                        -
                    Lawrence                                     12,800                    19,200                        -
                                                            -----------               -----------              -----------

                  Total Bay State                             1,840,800                   136,200                   10,000
                                                            -----------               -----------              -----------

                     Lewiston                                    13,750                    28,000                        -
                     Portland                                         -                     3,600                        -
                                                            -----------               -----------              -----------
                  Total Northern                                 13,750                    31,600                        -
                                                            -----------               -----------              -----------
          Grand Total                                         1,854,550                   167,800                   10,000
                                                           ============              ============             ============
